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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 14, 2005


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                          KRISPY KREME DOUGHNUTS, INC.
             (Exact name of registrant as specified in its charter)


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        North Carolina                   001-16485            56-2169715
(State or other jurisdiction           (Commission         (I.R.S. Employer
      of incorporation)                File Number)       Identification No.)

            370 Knollwood Street, Winston-Salem, North Carolina 27103
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (336) 725-2981

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

     On January 18, 2005, Krispy Kreme Doughnuts, Inc. (the "Company") issued a press release (the "Press Release") announcing, among other things, that the lenders under its $150 million Credit Facility have agreed to defer until January 24, 2005 the date on which an event of default would occur by reason of the Company's failure to deliver to the lenders its financial statements for the quarter ended October 31, 2004. The Company also announced the retention of Kroll Zolfo Cooper LLC ("KZC") as its financial advisor and interim management consultant. A copy of the Press Release is attached hereto as Exhibit 99.1 and the information contained in the Press Release is incorporated in this Item 1.01 by reference.

     The information concerning the Consulting Agreement referred to in Item
5.02 below is incorporated in this Item 1.01 by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On January 18, 2005, the Company also announced that Stephen F. Cooper had been named Chief Executive Officer, replacing Scott A. Livengood, who had retired as Chairman of the Board, President and Chief Executive Officer and had resigned as a director of the Company. Mr. Livengood has become a consultant to the Company on an interim basis. The Company also announced that Steven G. Panagos had been named President and Chief Operating Officer. Mr. Cooper is the Chairman and Mr. Panagos is a Managing Director of KZC. In addition, the Company announced that James H. Morgan, who had served as director of the Company since July 2002 and Vice Chairman since March 2004, had been elected Chairman of the Board of the Company and that Robert L. Strickland, a director since 1998, had been elected Vice Chairman. The Board of Directors adopted certain amendments to the Company's Bylaws to accommodate these positions.

     In accordance with his employment agreement, Mr. Livengood did not receive any severance on his retirement. In accordance with his stock option agreements, substantially all of Mr. Livengood's unvested stock options to purchase a total of 330,125 shares became 100% vested and they, together with his previously vested options to purchase a total of 1,380,129 shares, will remain exercisable, subject to the provisions of the option plans and agreements, for the remainder of their terms. Concurrently with his retirement, Mr. Livengood entered into a Consulting Agreement, dated January 18, 2005, with the Company (the "Consulting Agreement"). The Consulting Agreement has a term of six months and will be extended for an additional six months unless either party elects not to extend. During the term of the Consulting Agreement, Mr. Livengood will receive compensation of $45,833.34 per month (equivalent to Mr. Livengood's monthly base salary prior to his retirement) and the Company will provide continued medical coverage for him and his dependents as well as the cost of certain physical examinations. He will receive certain support services and reimbursement of expenses to the extent reasonably necessary to provide the consulting services requested by the Company. He will also receive a personal computer and certain other office equipment. The Company will reimburse Mr. Livengood for his attorney's fees in connection with negotiating the Consulting Agreement. The Consulting Agreement is attached hereto as Exhibit 10.1.

     The information contained in the Press Release with respect to Messrs. Cooper, Panagos, Morgan and Strickland is incorporated into this Item 5.02 by reference.


Item 8.01 Other Events

     The Company also announced in the Press Release financial information relating to the fourth quarter ending January 30, 2005. The information contained in the Press Release with respect to financial results is incorporated in this Item 8.01 by reference.


Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits. The following exhibits are filed herewith:


      Exhibit No.         Description
      -----------         -----------

          10.1 Consulting Agreement dated January 18, 2005 by and between Krispy Kreme Doughnuts, Inc. and
                          Scott A. Livengood.


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          99.1            Press release ("Krispy Kreme Announces Management
                          Changes, Retention of a Financial Advisor, Announces Lender Consent and Recent Negative Sales Trends") dated January 18, 2005.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                          KRISPY KREME DOUGHNUTS, INC.
Dated: January 18, 2005

                                          By:   /s/ Michael C. Phalen
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                                                 Michael C. Phalen
                                                 Chief Financial Officer